For additional information, contact:

James R. Wolford
Chief Financial Officer
Pacific Office Properties Trust, Inc.
233 Wilshire Boulevard, Suite 310
Santa Monica, CA 90401
(310) 395-2083

PACIFIC OFFICE PROPERTIES ANNOUNCES
SECOND QUARTER 2010 FINANCIAL RESULTS

Santa Monica, California – August 12, 2010 – Pacific Office Properties Trust, Inc. (NYSE Amex: PCE), a West Coast office REIT, today announced its financial results for the quarter ended June 30, 2010.  The Company also announced financial and portfolio highlights as well as recent corporate milestones.

Financial Highlights

•	Sold 66,783 shares of our Senior Common Stock as of June 30, 2010, and a total of 199,109 shares of our Senior Common Stock as of August 9, 2010.
•
On May 11, 2010, the Board of Directors of the Company declared a cash dividend of $0.05 per share of our Listed Common Stock for the second quarter 2010, which was paid on July 15, 2010 to shareholders of record on June 30, 2010.

•	Increased our credit facility borrowing base to $25.0 million and extended the maturity date to December 31, 2013.
•	Substantially all mortgage debt is fixed rate and 75.5% of our consolidated debt does not mature until 2016.

Portfolio Highlights

•
Steady leasing activity resulted in the total portfolio being 83.8% leased at June 30, 2010 compared to 84.4% at March 31, 2010. Notably, occupancy increased 2.4% during the quarter at our second largest consolidated property, Waterfront Plaza, which is a positive result of our long term repositioning plan for that property.

•	Approximately 206,100 square feet of new and renewal leases signed during the three months ended June 30, 2010.
•	80% of our consolidated revenues for the three months ended June 30, 2010 derived from one of the healthiest office markets in the U.S. (Honolulu).

Three Month Financial and Operating Results

The Company reported Funds from Operations attributable to common stockholders (FFO) for the quarter ended June 30, 2010 of $0.87 million, or $0.05 per diluted share/common unit, compared to $1.24 million, or $0.07 per diluted share/common unit, for the quarter ended June 30, 2009.

The Company reported Adjusted Funds from Operations attributable to common stockholders (AFFO) for the quarter ended June 30, 2010 of $0.51 million, or $0.03 per diluted share/common unit, compared to $1.27 million, or $0.07 per diluted share/common unit, for the quarter ended June 30, 2009.

The Company also reported a GAAP net loss attributable to common stockholders for the quarter ended June 30, 2010 of $1.18 million, or $0.31 per basic and diluted share, which includes the Company’s portion of depreciation and amortization expense of $1.22 million. This compares to a GAAP net loss attributable to common stockholders for the quarter ended June 30, 2009 of $1.12 million, or $0.37 per basic and diluted share, which includes the Company’s portion of depreciation and amortization expense of $1.23 million.

Six Month Financial and Operating Results

The Company reported FFO for the six months ended June 30, 2010 of $2.08 million, or $0.11 per diluted share/common unit, compared to $2.40 million, or $0.14 per diluted share/common unit, for the six months ended June 30, 2009.

The Company reported AFFO for the six months ended June 30, 2010 of $2.27 million, or $0.13 per diluted share/common unit, compared to $2.73 million, or $0.16 per diluted share/common unit, for the six months ended June 30, 2009.

The Company also reported a GAAP net loss attributable to common stockholders for the six months ended June 30, 2010 of $2.29 million, or $0.59 net loss per basic and diluted share, which includes the Company’s portion of depreciation and amortization expense of $2.45 million. This compares to a GAAP net loss attributable to common stockholders for the six months ended June 30, 2009 of $2.17 million, or $0.72 net loss per basic and diluted share, which includes the Company’s portion of depreciation and amortization expense of $2.37 million.

Recent Corporate Milestones

•
The Company’s current total market capitalization is $641.8 million, including approximately $206.9 million in equity, assuming the conversion of all outstanding interests in our operating partnership based on our closing price on the NYSE Amex on June 30, 2010, along with equity raised from our Senior Common Stock offering.

•
As of June 30, 2010, the Company’s property portfolio, including those properties owned in partnership with institutional co-investors, included 24 office properties consisting of 45 office buildings totaling approximately 4.7 million leasable square feet.

“We are pleased to report another quarter of solid results in spite of the continued challenging commercial real estate market conditions.  Our performance underscores the benefit of our Honolulu-centric portfolio, a geography that continues to outperform the broader markets.  We were very encouraged by the strong leasing activity in the quarter, with particular areas of strength noted not just in Honolulu but also in San Diego.” said James R. Ingebritsen, President and Chief Executive Officer.

Mr. Ingebritsen continued “We are excited that our Senior Common Stock offering has been well-received in the marketplace.  Sales subsequent to the close of the second quarter were almost twice the number of shares outstanding as of the end of the quarter.”

Supplemental Information

Supplemental financial information for the Company’s quarterly financial results may be accessed on the Company’s website under the Investor Relations section at www.pacificofficeproperties.com.

About Pacific Office Properties Trust, Inc.

Pacific Office Properties Trust, Inc. (www.pacificofficeproperties.com) is a real estate investment trust that acquires, owns, and operates office properties in the Western U.S., focusing initially on the long-term growth sub-markets of Honolulu, San Diego, Los Angeles, and Phoenix.

The Company’s strategy is to acquire, often in partnership with institutional co-investors, value-added office buildings whose potential can be maximized through improvements, repositioning, and superior leasing and management.  The Company continues in the tradition of The Shidler Group’s highly successful institutional joint-venture operations, which focus on acquiring opportunistic and value-added commercial real estate in partnership with institutional co-investors.

Certain Information About Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe harbor provisions.  Forward-looking statements are not historical information and are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as “should”, “may”, “will”, “expect”, “believe”, “anticipate”, “intend”, “could”, “estimate”, or “continue”, or the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Important factors that may cause a difference between projected and actual results for Pacific Office Properties Trust, Inc. are discussed in the Company’s filings from time to time with the SEC.  Pacific Office Properties Trust, Inc. disclaims any obligation to revise or update any forward-looking statements that may be made from time to time by it or on its behalf.

FINANCIAL TABLES FOLLOW

Pacific Office Properties Trust, Inc.
Consolidated Balance Sheets
(unaudited and in thousands, except share data)

	June 30, 2010	December 31, 2009
ASSETS
Investments in real estate, net	$380,702	$382,950
Cash and cash equivalents	3,845	2,354
Restricted cash	7,067	7,348
Rents and other receivables, net	6,584	6,471
Intangible assets, net	30,241	33,228
Other assets, net	6,213	5,055
Goodwill	62,019	62,019
Investment in unconsolidated joint ventures	9,898	10,911
Total assets	$506,569	$510,336

LIABILITIES AND EQUITY
Mortgage and other loans, net	$413,793	$406,439
Unsecured notes payable to related parties	21,104	21,104
Accounts payable and other liabilities	23,831	22,000
Acquired below market leases, net	8,484	9,512
Total liabilities	467,212	459,055

Commitments and contingencies

Equity:
Preferred Stock, $0.0001 par value, 100,000,000 shares authorized, one share of Proportionate
Voting Preferred Stock issued and outstanding at June 30, 2010 and December 31, 2009	-	-
Senior Common Stock, $0.0001 par value (liquidation preference $10 per share),
40,000,000 shares authorized, 66,783 shares issued and outstanding at June 30, 2010;
0 shares authorized, issued and outstanding at December 31, 2009	594	-
Listed Common Stock, $0.0001 par value, 599,999,900 shares authorized, 3,903,050 shares issued and outstanding at
June 30, 2010; 239,999,900 shares authorized, 3,850,420 shares issued and outstanding at December 31, 2009	185	185
Class B Common Stock, $0.0001 par value, 100 shares authorized, issued and outstanding at June 30, 2010
and December 31, 2009	-	-
Additional paid-in capital	100	-
Cumulative deficit	(135,201)	(132,511)
Total stockholders' equity	(134,322)	(132,326)
Non-controlling interests:
Preferred unitholders in the Operating Partnership	127,268	127,268
Common unitholders in the Operating Partnership	46,411	56,339
Total equity	39,357	51,281
Total liabilities and equity	$506,569	$510,336

Pacific Office Properties Trust, Inc
Consolidated Statements of Operations
(unaudited and in thousands, except share and per share data)

	For the three months ended June 30,
	2010	2009

Revenue:
Rental	$10,336	$10,607
Tenant reimbursements	6,010	5,299
Parking	2,046	2,011
Other	81	102
Total revenue	18,473	18,019

Expenses:
Rental property operating	10,098	9,660
General and administrative	797	497
Depreciation and amortization	5,757	7,030
Interest	6,844	6,806
Total expenses	23,496	23,993

Loss before equity in net earnings of unconsolidated
joint ventures and non-operating income	(5,023)	(5,974)
Equity in net earnings of unconsolidated
joint ventures	33	163
Non-operating income	-	1
Net loss	(4,990)	(5,810)

Net loss attributable to non-controlling interests:
Preferred unitholders in the Operating Partnership	(565)	(565)
Common unitholders in the Operating Partnership	4,377	5,259
	3,812	4,694
Dividends on Senior Common Stock	(4)	-
Net loss attributable to common stockholders	$(1,182)	$(1,116)

Net loss per common share - basic and diluted	$(0.31)	$(0.37)

Weighted average number of common shares
outstanding - basic and diluted	3,855,725	3,034,122

Pacific Office Properties Trust, Inc
Consolidated Statements of Operations
(unaudited and in thousands, except share and per share data)

	For the six months ended June 30,
	2010	2009

Revenue:
Rental	$20,745	$21,513
Tenant reimbursements	11,418	11,021
Parking	4,068	4,068
Other	176	187
Total revenue	36,407	36,789

Expenses:
Rental property operating	19,717	19,575
General and administrative	1,404	1,646
Depreciation and amortization	11,529	13,557
Interest	13,447	13,525
Total expenses	46,097	48,303

Loss before equity in net earnings of unconsolidated
joint ventures and non-operating income	(9,690)	(11,514)
Equity in net earnings of unconsolidated
joint ventures	44	217
Non-operating income	-	4
Net loss	(9,646)	(11,293)

Net (income) loss attributable to non-controlling interests:
Preferred unitholders in the Operating Partnership	(1,136)	(1,136)
Common unitholders in the Operating Partnership	8,496	10,257
	7,360	9,121
Dividends on Senior Common Stock	(4)	-
Net loss attributable to common stockholders	$(2,290)	$(2,172)

Net loss per common share - basic and diluted	$(0.59)	$(0.72)

Weighted average number of common shares
outstanding - basic and diluted	3,853,137	3,032,632

Pacific Office Properties Trust, Inc.
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(unaudited and in thousands, except share and per share data)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2010	2009	2010	2009
Reconciliation of net loss to FFO (1):
Net loss attributable to common stockholders	$(1,182)	$(1,116)	$(2,290)	$(2,172)
Add:
Depreciation and amortization of real estate assets	5,757	7,030	11,529	13,557
Depreciation and amortization of real estate assets -
unconsolidated joint ventures	675	588	1,342	1,276
Less:
Distributions to preferred unitholders	(568)	(568)	(1,136)	(1,136)
Net loss attributable to non-controlling interests	(3,812)	(4,694)	(7,360)	(9,121)
FFO attributable to common stockholders	$870	$1,240	$2,085	$2,404

Reconciliation of FFO to AFFO (2):
FFO attributable to common stockholders	$870	$1,240	$2,085	$2,404
Amortization of interest rate contracts, loan premiums
and prepaid financings	358	435	696	846
Non-cash compensation expense	50	49	100	89
Interest expense deferred on unsecured notes payable	420	443	829	880
Amortization of acquired above- and below-market leases	(546)	(679)	(1,087)	(1,386)
Straight-line rent adjustments, net	(160)	84	310	310
Recurring capital expenditures, tenant improvements
and leasing commissions	(484)	(299)	(660)	(413)
AFFO attributable to common stockholders	$508	$1,273	$2,273	$2,730

FFO per share - diluted	$0.05	$0.07	$0.11	$0.14
AFFO per share - diluted	$0.03	$0.07	$0.13	$0.16
Weighted average number of common shares and common
share equivalents outstanding - diluted (3)	18,154,992	17,333,389	18,152,404	17,331,899

Explanation of Notations

(1)
FFO is a widely recognized non-GAAP measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) attributable to stockholders (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from dispositions of property, extraordinary items, real estate-related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs' FFO. As a result, FFO should be considered only as a supplement to net income (loss) as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(2)
AFFO is a non-GAAP financial measure we believe is a useful supplemental measure of our performance.  We compute AFFO by adding straight-line rent adjustments (straight-line ground rent expense minus straight-line rent revenue) the amortization of interest rate contracts, loan premium and prepaid financing costs, non-cash compensation expense, and interest expense deferred on unsecured notes and then subtracting from FFO the recurring capital expenditures, tenant improvements and leasing commissions.  AFFO is not intended to represent cash flow for the period, and it only provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income or loss is the most directly comparable GAAP financial measure to AFFO.  We also believe that AFFO provides useful information to the investment community about the Company’s financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

(3)	The weighted average number of common shares and common share equivalents outstanding – diluted includes common unit limited partnership interests in our Operating Partnership.

Our outstanding preferred unit interests in our Operating Partnership are convertible into common unit limited partnership interests in our Operating Partnership, but no earlier than the later of March 19, 2010 and the date an underwritten public equity offering of our common stock in an amount equal to or greater than $75 million is consummated, which is a contingent event as of June 30, 2010. These common unit interests will become exchangeable for shares of our Listed Common Stock one year after such conversion. Our outstanding preferred unit interests at June 30, 2010 represent 32,597,528 common share equivalents, on an as-if converted basis, and any impact related to these outstanding limited preferred interests have not been included in our calculation of diluted earnings per share or FFO per share, including our calculation of the weighted average number of common and common equivalent shares outstanding, in accordance with GAAP.

Our Senior Common Stock may be exchanged, at the option of the holder, for shares of our Listed Common Stock after the fifth anniversary of the issuance of such shares of Senior Common Stock.  The exchange ratio to be calculated using a value for our Listed Common Stock based on the average of the trailing 30-day closing price of the Listed Common Stock on the date the shares are submitted for exchange, but in no event less than $1.00 per share, and a value of Senior Common Stock of $10.00 per share.  The exchange ratio for June 30, 2010, on an as-if converted basis would be 2.356 and the weighted average shares outstanding was 25,241.

Assuming the full conversion of our outstanding preferred unit interests and our Senior Common Stock at June 30, 2010 and 2009, our FFO per share/unit, on a fully diluted basis, would have been $0.02 and $0.02, and our AFFO per share/unit, on a fully diluted basis, would have been $0.01 and $0.03, for the three months then ended, respectively.  Assuming the full conversion of our outstanding preferred unit interests at June 30, 2010 and 2009, our FFO per share/unit, on a fully diluted basis, would have been $0.04 and $0.05, and our AFFO per share/unit, on a fully diluted basis, would have been $0.04 and $0.05, for the six months then ended, respectively.

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